SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Scantek Medical Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                   84-1090126
 -------------------------------                 -----------------
 (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                 identification no.)


26 Merry Lane, East Hanover, New Jersey                07936
----------------------------------------              --------
 (Address of principal executive offices)            (Zip code)


                               Consulting Services
                             ----------------------
                            (Full title of the plan)


                            Frederick M. Mintz, Esq.
       ------------------------------------------------------------------
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)


                                 (212) 486-2500
                      --------------------------------------
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed       Proposed
Title of                              maximum        maximum
securities          Amount            offering       aggregate      Amount of
  to be             to be             price          offering      registration
registered          registered        per share (1)  price             fee
----------          ----------        ------------   ----------    ------------

Common Stock,       238,170           $.53           $126,230.10      $33.32
par value
$.001
--------------------------------------------------------------------------------


(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee is based upon the average of the high and the low price in the market for the common stock on July 24, 2000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 438(b)(1), the information required by Part 1 is included in documents sent or given to each recipient under the plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) The registrant's Form 10-KSB for the fiscal year ended June 30, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as the registrant's latest quarterly reports on Form 10-QSB for the quarter ended March 31, 2000.

(b) All other reports which may be filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

(c) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

The class of securities to be offered hereby has been registered under Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities offered will be passed upon for the Company by the law firm of Mintz & Fraade, P.C., of New York, New York.

The law firm of Mintz & Fraade, P.C. has rendered legal services for and on behalf of the Registrant. The firm is located at 488 Madison Avenue, Suite 1100, New York, New York, 10022.

The Company has agreed by Resolution of the Board of Directors in December 1999 to issue to Mintz & Fraade, P.C. an aggregate of 150,000 options to purchase shares of common stock at $.07 per share for professional services rendered by Mintz & Fraade, P.C.

Weiner, Goodman & Company, P.C., consent to the incorporation by reference of their report on the audited financial statements contained in the Form 10-KSB filed on October 12, 1999.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders


Item 9.  CONSULTANTS AND ADVISORS

The following consultants will be issued securities pursuant to this Registration Statement:

Name                       Number           Type of Services Provided
----                       ------           -------------------------

Daniel Alvarez             73,170           Consulting Services

Robert J. Onesti           25,000           Consulting Services

David Ciambrone           140,000           Consulting Services

Item 9.  EXHIBITS

The exhibits to the Registration Statement are listed in the Index to Exhibits included on Page 5 herein.

Item 10. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information about the plan not previously disclosed in the Registration Statement or any material change to any such information in the Registration Statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Denville, State of New Jersey, on this 26th day of July, 2000.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                                        Title                      Date
----                                        -----                      ----


  /S/ ZSIGMOND L. SAGI           President, Chairman, and CEO     July  26, 2000
-----------------------------
      Zsigmond L. Sagi, Ph.D.


  /S/ PATRICIA B. FURNESS        Vice President, Secretary and    July  26, 2000
-----------------------------    Director
      Patricia B. Furness


  /S/ MAURICE SIEGEL             Director                         July  26, 2000
-----------------------------
      Maurice Siegel

                                INDEX TO EXHIBITS

                                                           Sequentially Numbered
Exhibit No.       Description                              Page Where Located
-----------       -----------                              ------------------

1                 Opinion of Mintz & Fraade, P.C.


2                 Consent of Scantek Medical Inc.


3                 Consent of Wiener, Goodman
                  & Company, P.C.